Exhibit 99.1

* Independent Bank Corporation Investor Presentation Third Quarter 2013 November 4, 2013

* Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of goals, intentions, and expectations as to future trends, plans, events, or results of Independent Bank Corporation’s operations and policies, including, but not limited to, Independent Bank Corporation’s outlook on earnings and the sufficiency of the allowance for loan losses, and statements regarding asset quality, projections of future revenue, earnings or other measures of economic performance, Independent Bank Corporation’s plans and expectations regarding non-performing assets, business opportunities, and general economic conditions. Forward-looking statements include expressions such as “will,” “may,” “should,” “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “intend,” “likely,” “optimistic” and “plan,” and similar words or phrases, which are necessarily statements of belief as to expected outcomes of future events. These statements are based on current and anticipated economic conditions, nationally and in Independent Bank Corporation’s markets, interest rates and interest rate policy, competitive factors, and other conditions which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this presentation and the forward-looking statements are based, actual future operations and results may differ materially from those indicated in this presentation. For a discussion of certain factors, risks and uncertainties which could cause actual future operations and results to differ from estimates and projections discussed in these forward-looking statements, please read the “Risk Factors” section in Independent Bank Corporation’s 2012 Annual Report on Form 10-K. You should not place undue reliance on any such forward-looking statement. These forward-looking statements are not guarantees of future performance. Independent Bank Corporation does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation.

* Company Overview Company: Independent Bank Corporation (Michigan) Ticker / Exchange: IBCP / NASDAQ Closing Price (10/31/13): $9.72 Price to 9/30/13 TBV: 99.3% Shares outstanding: 22,813,512 (10/31/13) Market cap: $221.7 million (10/31/13) 3Q ‘13 Common Offering: Issued 13,225,000 common shares, gross proceeds of $102.5 million and net proceeds of approximately $97.1 million Use of proceeds: $81.0 million payment to U.S. Treasury (TARP exit) 9.2 million redemption of IBCPO (8.25% trust preferred) 6.9 million retained at parent company for future use

Strong Capital Levels Following 3Q '13 Offering

Bank Holding Company Capital (%)

	Total Risk-based Capital	Tier 1 Leverage Ratio	TCE/ TA
IBCP actual at 6/30/13	16.17%	10.28%	5.58%
IBCP actual at 9/30/13	17.49%	10.87%	10.24%
Peer Median(1)	15.49%	10.76%	8.63%

Bank Capital (%)

	Total Risk-based Capital	Tier 1 Leverage Ratio	TCE/ TA
Bank actual at 6/30/13	16.35%	10.35%	11.65%
Bank actual at 9/30/13	16.01%	9.88%	11.14%
Peer Median(1)	15.93%	9.99%	9.93%

Capital Structure Highlights

- Following the offering, the capital structure has been simplified, bringing common capital levels above peer levels
- Additional capital can be used to fund future growth or support share repurchases
- Recent reversal of the valuation allowance on the deferred tax asset combined with future profitability implies future upside to regulatory capital ratios
- Trust preferred is grandfathered as tier 1 capital under Basel III
- Our capital ratios currently exceed the Basel III requirements

Note: The ratio of tangible common equity, or TCE, to tangible assets, or TA, is a non-GAAP-based financial measure. In order to calculate tangible common equity and tangible assets, the Company's management subtracts intangible assets from both common equity and assets. The most directly comparable GAAP-based measure is the ratio of stockholders' equity to assets.

(1) Source: SNL Financial. Peer group defined as select Midwest public banks with between $1 and $4 billion in assets that are traded on NYSE or NASDAQ.

4

* Independent Bank Corporation Highlights Headquartered in Ionia, MI Celebrating 150 years in 2014 71 offices across Michigan's Lower Peninsula 4th largest bank headquartered in Michigan (by assets) Single state-chartered bank subsidiary (Independent Bank) $2.2 billion in total assets $1.8 billion in total deposits J.D. Power, Perfect 5-Star Power Circle Customer Satisfaction rating three of the past four years Ranked #1 in our five state market for customer satisfaction in 2012 West Central Southeast East / Thumb IBCP Branch

Experienced Management Team

New leadership team in place since 2007 has successfully managed through the credit cycle

	Age	Experience in Banking Industry	Years with IBCP	Experience
Brad Kessel President & CEO	48	26 years	19 years	Mr. Kessel was appointed President effective April 1, 2011, and appointed CEO effective January 1, 2013. He was appointed EVP - Chief Operations Officer of Independent Bank in September 2007 in conjunction with the consolidation of our bank charters. He joined Independent Bank Corporation in 1994 as Vice President of Finance. In 1996 he was appointed SVP of Branch Administration for Independent Bank, a position he held until being named as President and CEO of our lead bank in 2004 (prior to the four bank charter consolidation in 2007). Mr. Kessel is a certified public accountant and received his undergraduate degree from Miami University (Ohio) and his MBA from Grand Valley State University.
Robert Shuster EVP & CFO	56	30 years	13 years	Mr. Shuster was appointed EVP and CFO of the Company in 2001. Prior to this appointment, he was President and CEO of Independent Bank MSB since 1999 and was President and CEO of Mutual Savings Bank, fsb since 1994. Mr. Shuster is a certified public accountant and received his degree from the University of Michigan.
Stefanie Kimball EVP & CRO	53	31 years	6 years	Ms. Kimball was appointed Chief Risk Officer in 2012. She joined the Company in April 2007 as EVP - Chief Lending Officer. Prior to joining Independent Bank, she had been with Comerica Incorporated for 25 years. Ms. Kimball held several notable positions during her Comerica tenure including SVP Credit Administration for Middle Market, Small Business, Private Banking as well as Retail Lending. In addition she assumed the role of SVP, Credit Risk Management and was responsible for the design and implementation of the bank's Basel enterprise credit risk initiatives. Ms. Kimball received her undergraduate degree from Oakland University and her MBA from the University of Detroit.
Mark Collins EVP & General Counsel	56	28 years	4 years	Mr. Collins joined the Company as General Counsel in 2009. In June 2010, he was also appointed as President and CEO of Mepco Finance Corporation, a wholly-owned subsidiary of Independent Bank. Prior to joining the Company, Mr. Collins was a partner with Varnum LLP, a Grand Rapids-based law firm, where he specialized in commercial law and creditors' rights. Mr. Collins received his law degree in 1982 from the Villanova University School of Law.
Jim Mack EVP & CLO	52	29 years	4 years	Mr. Mack was appointed EVP - Commercial Lending in July 2012. He joined the Company in May 2009 as SVP - Credit Administration. Prior to joining Independent Bank, he had been with Comerica for 25 years, most recently serving as SVP - Credit Administration for the Business Banking, Private Banking and SBA national divisions. Mr. Mack received his Bachelors of Business Administration from Western Michigan University.
David Reglin EVP - Retail Banking	54	31 years	31 years	Mr. Reglin, was appointed EVP - Retail Banking in September 2007 in conjunction with our bank charter consolidations. Prior to September 2007, he had been the President and CEO of Independent Bank West Michigan since 1999 and prior to that time he was SVP of the bank since 1991. Mr. Reglin is also the President of Independent Title Services, Inc. He originally joined Independent Bank Corporation in 1981. Mr. Reglin received his bachelor's degree from Central Michigan University.

6

* Core Banking Markets West Central Southeast East / “Thumb” Significant market presence and opportunity to gain market share in the attractive growth markets in Michigan While state-wide unemployment remains above the national average, western and central Michigan have generally been better than the overall Michigan average IBCP Branch Note: Data as of 9/30/13. Dollars are in millions. Loans exclude those related to resort lending and payment plan receivables related to Mepco. Deposits exclude reciprocal deposits, brokered deposits and certain other “non-market” deposits. Region Cities Branches Loans(1) % of Loans(1) Deposits(2) % of Deposits(2) East / “Thumb” Bay City / Saginaw 29 $285 25% $684 39% West Grand Rapids / Ionia 23 407 35% 557 32% Central Lansing 12 192 16% 283 16% Southeast Troy 7 277 24% 227 13% Total 71 $1,161 100% $1,751 100%

* Diversified Loan Portfolio Focused on High Quality Growth Lending Highlights $1.38 billion total loans Current loan origination efforts focus on: High quality, profitable commercial loan segments; Residential mortgage loans eligible for sale in the secondary market; and Consumer installment loans Strengthened commercial loan capabilities in C&I and CRE underwriting and processes starting in 2007 We work as teams across business lines and have certain team goals and incentives. We use the concept of Strategic Partners – meaning that every Branch Manager and Community Banker is assigned a specific team member in each business line Loan Composition – Q3’13 Yield on Loans (%)

* Commercial Banking Business Model, Philosophy & Structure Experienced, relationship-focused lending team with average experience of over 19 years. Total of 21 lenders and three loan group managers Average loan size of $217,000; $300,000 is longer term target Average relationship size of $350,000; $500,000 is longer term target Comprehensive pricing model allows us to be competitive but still earn adequate returns Larger banks overlook much of our client target market Business Bankers focus segment is core Small Business to lower end of Middle Market $2 million to $50 million in sales Loan relationships of $250,000 to $5 million (average relationship size of $350,000) Community Bankers focus segment is micro-business <$2 million in sales Loan relationships <$250,000 (average relationship size of $50,000) Target segments General C & I (including owner occupied real estate), no specific concentrations High net worth individuals – Private Banking profile Investor real estate but limit to 45% of portfolio with little development or speculative risk Small Business deposits Credit enhancement programs (i.e. SBA, USDA)

* We operate a Customer Service Focused, Community Banking model through 71 banking offices across the lower peninsula of Michigan Our service culture, called the Eagle Experience, is supported by our internal guiding principal: “Impress Every Customer Every Day, Every Time” We have been awarded the J.D. Power, Perfect 5-Star Power Circle Customer Satisfaction rating three of the past four years, with one of those years awarded the #1 bank in a five-state area Each of our 71 branches is run by a manager who can make consumer loans, open new accounts and run a teller window when necessary. We staff to a model in order to manage efficiency and cost. As a result, our managers are required to be “in store” the majority of their time and, as a result, are known as our “inside” sales associates Typically, three to five of these managers report up to one of 17 Vice President - Community Bankers. The primary responsibility of the Community Banker is to grow their branches through calling on small businesses in their area’s communities The 17 Community Bankers report to one of two Senior VP’s of Retail Banking We believe that the checking account and the mortgage loan are the foundation of a long term customer relationship Our history of emphasizing checking acquisition and mortgage banking has produced a very stable and low cost source of funds, strong non-interest revenue, and opportunities for cross-selling additional products and services Mortgage banking is a core competency Emphasize purchase business, even during heavy refinance periods New Qualified Residential Mortgage (QRM) rules may provide opportunities for increased market share in 2014 Retail Banking Business Model, Philosophy & Structure

* Recent Accomplishments Seven consecutive quarters of positive net income $57 million reversal of deferred tax asset valuation allowance demonstrates both a forecast of future profitability and a forecast of stable to improving asset quality Non-performing assets declined to $37.0 million at Sept. 30, 2013 – a 47% decrease over the past year TARP exit in Aug. 2013 Memorandum of Understanding lifted in March 2013 and board resolutions rescinded in Oct. 2013 Interest payments on trust preferred securities resumed Redemption of $9.2 million of 8.25% trust preferred securities in Oct. 2013 Net Income (1) ($ in Millions) Return on Average Assets (1) (%) Note: All dollars in millions. Net income and return on average assets exclude $5.4 million of income related to our branch sale in Q4’12, the $57.6 million of tax benefit related to the reversal of the valuation allowance on our deferred tax asset in Q2’13 and $0.3 million of income tax expense in Q3’13. 2013 Highlights

* Strong Net Interest Margin Diversification of the loan and securities portfolio, in combination with a low cost deposit base, positions us to benefit from a rising rate environment Q2’13 net interest margin is in the top 15% of all Midwest banks with assets between $1 and $5 billion (1) Net interest income has shrunk along with the balance sheet, but has stabilized over the last two quarters Q2’12 – Q4’12 margin was compressed as a result of us increasing liquidity to complete the sale of 21 branches in the fourth quarter Net Interest Margin Highlights Net Interest Margin (TE) (%) Net Interest Income ($ in Millions) Note: All dollars in millions. Source: SNL Financial. Includes public institutions traded on NYSE or NASDAQ.

* Non-Interest Income Analysis YTD Non-interest Income Breakout Non-interest Income Trends Diverse sources of non-interest income YTD non-interest income represents approximately 37% of total revenue (net interest income and non-interest income) Ranks in the top 15% among Midwest banks with assets between $1 billion and $5 billion in non-interest income / total revenue (1) Goal to increase transaction processing revenues (interchange and merchant processing) – estimate $1.2 million increase in 2014 due to contract changes. Focus on mortgage banking operations cost structure due to reduced refinance volume We retain servicing on most of the mortgages we originate Currently we service $1.7 billion in mortgages (19,000 clients) Non-Interest Income Highlights Source: SNL Financial. Includes public institutions with between $1 billion and $5 billion that are traded on NYSE or NASDAQ. Note: Q4’12 non-interest income excludes the gain related to the branch sale of $5.4 million.

* Earnings Review and Outlook Category Outlook Net interest income $19.5 million in Q3’13 (essentially unchanged from Q2’13). Goal is to at least hold NII steady assuming continued low interest rate environment. Pressure on net interest margin offset by projected modest interest earning asset growth. Goal of low single digit % overall loan growth, primarily supported by mid single digit % growth in commercial loans and low single digit % growth in consumer installment loans. Continued investment of excess funds in securities available for sale. Primary risk is loan growth below goals. Upside benefit with rising interest rates, particularly short-term interest rates, due to asset-sensitive balance sheet. Provision for loan losses: Credit provision of $(0.4) million in Q3’13 and $(2.1) million in Q2’13. Very difficult area to forecast. Future provision levels will be particularly sensitive to net loan charge-offs (“NCO’s”), watch credit levels, loan default volumes, and TDR portfolio performance.

* Earnings Review and Outlook Category Outlook Non-interest income: $9.8 million in Q3’13 and $13.0 million in Q2’13. Significant sequential quarterly decline due primarily to decrease in gains on mortgage loans. Based on projected interest rate levels, forecast total gains on mortgage loans of $5 million to $6 million in 2014 due to lower refinance volumes. Goal of $40 million for total non-interest income in 2014 with reduced gains on loan sales being partially offset with higher levels of fee income, interchange revenues and mortgage servicing income. Non-interest expense: $25.9 million in Q3’13 and $27.7 million in Q2’13. Goal is to drive quarterly non-interest expenses down to $22 million to $23 million per quarter in 2014. Compared to 3Q’13 run-rate, key projected quarterly expense reductions include: Loss reimbursement on sold loans – approximately $1.3 million Compensation and benefits – approximately $1.0 million FDIC insurance – approximately $0.3 million Credit related costs – approximately $0.3 million Effective income tax rate: Approximately 31% to 32% in 2014. Primary permanent differences are interest income on tax exempt securities and income on bank owned life insurance.

* Capital Planning Priorities & Considerations After the completion of the 3Q ‘13 common equity offering and TARP exit, IBCP now has a strong capital structure Common stock is now the predominant component of Tier 1 capital 10.24% tangible common equity to tangible total assets ratio at 9/30/13 Regulatory capital ratios will likely build more quickly than GAAP capital ratios as $52.8 million and $43.5 million of the deferred tax assets at the parent company and Independent Bank, respectively, did not qualify as regulatory capital at 9/30/13 Use of capital priorities Support organic growth that enhances franchise value, increases earnings, builds tangible book value per share and appropriately balances risk Common stock share repurchases, particularly if accretive to tangible book value – timing and level impacted by cash flow at parent company Restoration of common stock cash dividend, start small M & A opportunities (change of control considerations currently limit use of common stock in such a transaction, so focus would be on smaller deals) Capital considerations Cash levels at parent company Cash balance of $11.7 million at parent company at 10/31/13 Dividends from Bank not permitted while it has negative retained earnings, thus at the present time a return of capital from Bank to parent company requires regulatory approval Peer group capital levels and regulatory expectations Outlook for earnings, growth and asset quality

* Steady Credit Quality Improvement Non-performing Loans ($ in Millions) ORE / ORA ($ in Millions) 30-89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) Note: Non-performing loans and non-performing assets exclude troubled debt restructurings. 38% decrease from 12/31/12 36% decrease from 12/31/12 38% decrease from 12/31/12 37% decrease from 12/31/12

* Improving Credit Costs * Provision ($ in Millions) Net Charge-Offs ($ in Millions) Allowance ($ in Millions)

* Troubled Debt Restructurings (TDRs) Over 89% of TDRs are Current TDRs ($M) % Current Working with client base to maximize sustainable performance The specific reserves allocated to TDRs totaled $15.9 million at September 30, 2013 A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan 89% of TDRs are current as of 9/30/13 Commercial TDR Statistics: 123 loans $43.6 million book balance 87.8% performing WAR of 5.04% (accruing loans) Well seasoned portfolio; over 73% of accruing loans are not only performing but have been over a year since modification Retail TDR Statistics 888 loans $86.3 million book balance 93.5% performing WAR of 4.70% (accruing loans) Well seasoned portfolio; over 94% of accruing loans are not only performing but it has been over a year since modification TDR Highlights TDRs ($ in Millions)

* Investment Summary Compelling absolute and relative valuation with potential for upside as the stock trades to a more normalized valuation Results oriented management team as evidenced by improved earnings and improved credit metrics Excellent, low cost core deposit base drives a strong net interest margin Organic growth available through multiple Michigan markets with balanced commercial and retail community banking model Long-term earnings growth potential available through cost saving initiatives and upside from eventual higher rate environment Franchise expansion opportunities available through participation in Michigan consolidation opportunities in adjacent markets

* Appendix

Unemployment Trends (%) Median Home Sales Price (Thousands) Total Employees Michigan (Thousands) Median Home Sales Price by Region (Thousands) Michigan Economy Continues to Stabilize * Sources: Bureau of Labor Statistics, Homepricetrend.com and Realtor.org. Michigan unemployment ticked up - 3Q ‘13 Job growth continues Stable and affordable home prices Prices are rising in key markets

* Medium sized urban, commercial focused market There are 11,833 total businesses in this region’s footprint There are 95,795 households in this region’s footprint The average household income in this region is $51,361, which is below the State of Michigan average of $58,514 The estimated 5 year commercial loan and deposit growth is roughly 5.0% Independent Bank has 11 branches in this region There are 143 branches of competitor financial institutions A majority of the competition in this region are Regional banks, i.e. banks that operate in 5 or more states According to FDIC Data, Independent Bank ranks 8th in this region in deposit market share with a total market share of 2.57% IB has a total of $231 million and $220 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region Large market with little existing market share Economy is stable and growing Large number of core C & I credits in our stated target of $2M-$50M Now focusing on C & I market with new leadership in this market Medical related provides good opportunity Grand Rapids Market Summary Market Information IB Position in Market Geographic Footprint Market Strategy Source: Fiserv BankAnalyst.

* Ionia / West Michigan / Rural Market Summary Market Information IB Position in Market Geographic Footprint Market Strategy Small sized rural, commercial focused market There are 4,225 total businesses in this region’s footprint There are 31,633 households in this region’s footprint The average household income in this region is $46,524, which is below the State of Michigan average of $58,514 The estimated 5 year commercial loan and deposit growth is roughly 3.8% Independent Bank has 12 branches in this region There are 43 branches of competitor financial institutions A majority of the competition in this region are Intrastate banks, i.e. banks that operate in only 1 state According to FDIC Data, Independent Bank ranks 1st in this region in deposit market share with a total market share of 34.89% IB has a total of $326 million and $318 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region Rural market with strong market share Excellent source of low cost core deposits Served by Community Bankers Good residential mortgage and consumer lending opportunities to include FHA and VA Small business expansion potential to include SBA and USDA Source: Fiserv BankAnalyst.

* Lansing Market Summary Market Information IB Position in Market Geographic Footprint Market Strategy Small sized urban/rural, commercial focused market There are 13,169 total businesses in this region’s footprint There are 138,278 households in this region’s footprint The average household income in this region is $60,540, which is above the State of Michigan average of $58,514 The estimated 5 year commercial loan and deposit growth is roughly 4.3% Independent Bank has 12 branches in this region There are 137 branches of competitor financial institutions A majority of the competition in this region are Community banks, i.e. banks that operate only in one area of the State of Michigan According to FDIC Data, Independent Bank ranks 6th in this region in deposit market share with a total market share of 4.54% IB has a total of $283 million and $272 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region Mid-size market with low market share Economy is not fast growing but stable with state capital and MSU as a base Number of core C & I credits is not as prevalent but the service sector, non-profits (trade associations), medical and investor real estate provide ample opportunities Ability to expand commercial lending to wider area from St Johns to Southern MI where more core C & I credits are located Source: Fiserv BankAnalyst.

Bay City, Saginaw, Midland Market Summary

Market Information

- Medium sized urban, commercial focused market
- There are 10,474 total businesses in this region's footprint
- There are 98,565 households in this region's footprint
- The average household income in this region is $54,714 which is below the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 4.7%

Geographic Footprint



Source: Fiserv BankAnalyst.

IB Position in Market

- Independent Bank has 15 branches in this region
- There are 152 branches of competitor financial institutions
- A majority of the competition in this region are Intrastate banks, i.e. banks that operate only in the State of Michigan
- According to FDIC Data, Independent Bank ranks 7th in this region in deposit market share with a total market share of 5.44%
- IB has a total of $383 million and $378 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region

Market Strategy

- Mid-size market with low market share
- Economy has improved substantially
- Historically little lending done in the Saginaw market where there are a good number of core C & I credits in our stated target of $2MM-$50MM
- Now focusing on C & I market with new leadership in this market
- Medical related provides good opportunity
- Great name recognition for IB in mortgage originations can be leveraged for commercial lending opportunities

30

* “Thumb” Market Summary Market Information IB Position in Market Geographic Footprint Market Strategy Small sized rural, commercial focused market There are 6,818 total businesses in this region’s footprint There are 41,616 households in this region’s footprint The average household income in this region is $48,103, which is below the State of Michigan average of $58,514 The estimated 5 year commercial loan and deposit growth is roughly 4.9% Independent Bank has 14 branches in this region There are 61 branches of competitor financial institutions A majority of the competition in this region are Community banks, i.e. banks that operate only in one area of the State of Michigan According to FDIC Data, Independent Bank ranks 1st in this region in deposit market share with a total market share of 18.03% IB has a total of $301 million and $284 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region Rural market with strong market share Excellent source of low cost core deposits Served by Community Bankers Good residential mortgage and consumer lending opportunities to include FHA and VA Small business expansion potential to include SBA and USDA Source: Fiserv BankAnalyst.

* Southeast Michigan Market Summary Market Information IB Position in Market Geographic Footprint Market Strategy Large sized urban, commercial focused market There are 12,353 total businesses in this region’s footprint There are 80,140 households in this region’s footprint The average household income in this region is $96,462, which is above the State of Michigan average of $58,514 The estimated 5 year commercial loan and deposit growth is roughly 4.8% Independent Bank has 7 branches in this region There are 142 branches of competitor financial institutions A majority of the competition in this region are National banks, i.e. banks that operate in at least 20 states According to FDIC Data, Independent Bank ranks 11th in this region in deposit market share with a total market share of 1.10% IB has a total of $227 million and $210 million in deposits as of September 30, 2013 and 2012, respectively, at branches in this region Very large market with little existing market share Concentrated in Oakland County which remains a high income, lower unemployment region Large number of core C & I credits in our stated target of $2MM-$50MM in sales Manufacturing base led by automotive provides many lending and treasury management opportunities Medical related provides good opportunity Source: Fiserv BankAnalyst.

* Mepco Update Mepco Finance Corporation ("Mepco") is a wholly-owned subsidiary that acquires payment plans for vehicle service contracts from marketers Mepco incurred charge-offs after its largest counterparty experienced financial difficulties and ultimately filed for bankruptcy in March 2010 As of Sept. 30, 2013, the net payment plan receivables held by Mepco represented only 3.1% of our consolidated assets, down from a high of 15.0% at July 31, 2009 VSC counterparty receivables declined by $8.7 million (47%) YTD in 2013 and now total $9.8 million at Sept. 30, 2013 Payment Plan Balances ($ in Millions) Future of Mepco Mepco Overview We intend to continue to operate Mepco at this smaller level so that we can focus on our core community banking business The receivables that Mepco acquires have less than a two year duration and so we have been able to alter acquisition terms of newly acquired receivables to ensure greater protection from counterparty risk